Exhibit 99.1
                             Selected Information
                              Relating to Series
                    1994-1 Certificates, Series 1995-1
                       Certificates, Series 1996-1
                Certificates, Series 1996-2 Certificates, and
                       Series 1997-1 Certificates from
                    January 1, 1999 through March 31, 1999
                 --------------------------------------------



                Series 1994-1    Series 1995-1     Series 1996-1   Series 1996-2    Series 1997-1
                Floating Rate    6.50% Auto        5.50% Auto      Floating Rate    Floating Rate
                Loan Asset       Loan Asset        Loan Asset      Loan Asset       Loan Asset
                Backed           Backed            Backed          Backed           Backed
                Certificates     Certificates      Certificates    Certificates     Certificates
                ------------     -------------     -------------   ------------     ------------



Interest
Paid            $ 13,131,936.67   $ 17,710,069.47 $ 10,537,500.01  $ 13,016,007.46   $  9,737,179.17

Servicing
Fee Paid        $  2,499,999.99   $  2,499,999.99 $  2,000,000.01  $  2,400,000.00   $  1,875,000.00











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